Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated May 12, 2015 relating to the consolidated financial statements of ATRM Holdings, Inc. that appears in the Annual Report on Form 10-K as of and for the years ended December 31, 2014 and 2013.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ Boulay PLLP
Minneapolis, Minnesota
August 7, 2015